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                                 Exhibit 2.00

                            JOINT FILING AGREEMENT

     In accordance with Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock, no par value, of Intercell Corporation and that this Agreement be filed as an Exhibit to such statement on
Schedule 13D.

     IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement effective as of the 10th day of April, 2000.


                              CORPORATE ADVISORS, INC.

                                    By: /s/ Cheri L. Metzinger
                                       -----------------------------------------
                                    Name:  Cheri L. Metzinger
                                    Title: President
                                          --------------------------------------

                              /s/ Cheri L. Metzinger
                              --------------------------------------------------
                              Name:  Cheri L. Metzinger